UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: October 9, 2018

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)          As previously disclosed in Item 5.02 of NovaBay Pharmaceuticals, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2018, effective the same day, Mark M. Sieczkarek’s positions as the President and Chief Executive Officer of the Company terminated upon the appointment of John J. McGovern, the Company’s Chief Financial Officer and Treasurer, to also serve as Interim President and Chief Executive Officer. Mr. Sieczkarek will remain as Chairman of the Company’s Board of Directors (the “Board”).

A description of Mr. McGovern’s compensatory arrangement with the Company in connection with his position as the Chief Financial Officer and Treasurer, which included a base salary of $298,000 per annum effective July 17, 2017, is disclosed in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 18, 2018 and incorporated herein by reference. On October 9, 2018, the Board (i) approved an increase of Mr. McGovern’s base salary to $370,000 per annum, effective October 1, 2018, and (ii) granted Mr. McGovern 250,000 non-qualified stock options under the Company’s 2017 Omnibus Incentive Plan, effective October 9, 2018, both in consideration of his additional new positions as the Interim President and Chief Executive Officer of the Company. The exercise price of the stock options are $1.45 per share, the closing price of the Company’s common stock on the NYSE American on the grant date. Such stock options will vest quarterly over four (4) years beginning on the grant date.

(d)         On October 9, 2018, upon recommendation by the Compensation Committee of the Board, the Board approved amending the Non-Employee Director Compensation Plan for the 2018 fiscal year (the “Amended Plan”), effective October 1, 2018, to include cash compensation for a non-employee Chairman of the Board in the amount of $52,000 per annum, in addition to the base cash compensation for a non-employee director in the amount of $30,000 per annum. Since Mr. Sieczkarek remains as the Chairman of the Board but is no longer an employee of the Company, he is now entitled to the cash compensation of $82,000 per annum and the other compensation under the Amended Plan. The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Non-Employee Director Compensation Program, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Senior Vice President, General Counsel

Dated: October 11, 2018